===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             BANCFIRST CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             BANCFIRST CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:



     (2) Aggregate number of securities to which transaction applies:



     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



     (4) Proposed maximum aggregate value of transaction:



     (5) Total fee paid:


[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:



     (2) Form, Schedule or Registration Statement No.:



     (3) Filing Party:



     (4) Date Filed:


Notes:

                             BancFirst Corporation
                              101 North Broadway
                         Oklahoma City, Oklahoma 73102


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 24, 2001


To the Stockholders of BancFirst Corporation:


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BancFirst Corporation (the "Company") will be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, on May 24, 2001 at 9:00 a.m. for the following purposes:

1. To elect eight directors to serve until their successors are elected and have qualified;

2. To consider an amendment to the BancFirst Corporation Stock Option Plan (the "Plan") to (i) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options granted under the Plan from 850,000 to 1,100,000; and (ii) extend the term of the Plan for ten years to December 31, 2011.

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors of the Company has fixed the close of business on April 16, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Your vote is important regardless of the number of shares you own. Each stockholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any stockholder present at the Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Annual Meeting.

                                    By Order of the Board of Directors



                                    Joe T. Shockley, Jr., Executive Vice
                                    President, CFO and Secretary

Oklahoma City, Oklahoma
April 30, 2001

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                        (THIS PAGE INTENTIONALLY BLANK)

                             BancFirst Corporation
                              101 North Broadway
                         Oklahoma City, Oklahoma 73102



                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2001


     This Proxy Statement is being furnished to the stockholders of BancFirst Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of such corporation for use at its Annual Meeting of Stockholders to be held May 24, 2001, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated April 30, 2001. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of the Company on or about April 30, 2001. THE SOLICITATION OF THE ACCOMPANYING PROXY IS MADE BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

     The cost of soliciting proxies will be borne by the Company, including expenses in connection with the preparation, printing and mailing of this Proxy Statement and all proxy soliciting material which now accompany or may hereafter supplement it. The solicitation will be made by mail; however, proxies also may be solicited by personal interview, telephone and telegram by directors, officers or employees of the Company. The Company will also supply brokers or persons holding stock in their names or in the names of their nominees with the number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith.

     The date of this Proxy Statement is April 30, 2001.

                      VOTING AND REVOCABILITY OF PROXIES

     The close of business on April 16, 2001 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 8,322,169 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors.

     Under the provisions of the Oklahoma General Corporation Act and the Company's Bylaws, a majority of the shares of outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Except as may be specifically required by the Oklahoma General Corporation Act, the Company's Certificate of Incorporation or its Bylaws, and other than the election of directors, the affirmative vote of the majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (a "Majority Vote") shall be the act of the stockholders. For purposes of determining whether a proposal has received a Majority Vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a Majority Vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Common Stock who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

     Common shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting of Stockholders in accordance with the instructions thereon. If no direction is indicated, such shares will be voted for approval of the matters submitted, and, in connection with any other business that properly may come before such special meeting, such shares shall be voted according to the discretion of the persons named as proxies.

     Any holder of the Common Stock of the Company who executes a proxy has the continuing right to revoke the proxy at any time before it has been voted. Such right may be exercised (i) by delivering written notice of revocation, bearing a later date than the proxy card, to the corporate secretary of the Company; (ii) by delivering to such corporate secretary a duly executed proxy bearing a later date; or (iii) by attending the Annual Meeting and voting in person. Any holder of the Common Stock of the Company may appear and vote at the Annual Meeting, irrespective of whether he has previously given a proxy.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

     Unless otherwise indicated, the following table sets forth information as of April 16, 2001 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock which is the Company's only class of voting securities.

                                                    Amount of
               Name and Address of                  Beneficial      Percent
                 Beneficial Owner                   Ownership       of Class
                 ----------------                   ---------       --------

     David E. Rainbolt
     P.O. Box 26788
     Oklahoma City, OK 73126                        3,160,244(1)     37.97%

     BancFirst Corporation Employee Stock
     Ownership and Thrift Plan (the "ESOP")
     P.O. Box 26883
     Oklahoma City, OK 73126-0883                     554,011(2)      6.65%

     Investors Trust Company
     P.O. Box 400
     Duncan, OK 73534                                 666,921(3)      8.01%
______________________________

(1) Shares shown as beneficially owned by David E. Rainbolt include 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the general partner, and 11,127 shares held by the ESOP and allocated to the account of Mr. Rainbolt.
(2) All of the shares owned by the ESOP are allocated to the accounts of participants, who direct the ESOP trustee as to the voting of such shares.
(3) Investors Trust Company, an Oklahoma-chartered trust company, acts as trustee or co-trustee of various trusts which, in the aggregate, own 666,921 shares. T. H. McCasland, Jr. and John C. Hugon, directors of the Company, are stockholders of Investors Trust Company and serve on its Board of Directors. Any voting or disposition of the Company's Common Stock by Investors Trust Company is determined by its board of directors. No attribution of beneficial ownership of shares included as beneficially owned by Investors Trust Company has been made separately to its board members or owners, all of whom disclaim beneficial ownership of shares in such capacities.

     Because of his position with the Company and his equity ownership therein, Mr. Rainbolt may be deemed to be a "parent" of the Company for purposes of the Securities Act of 1933 (the "Act").

Management

     As of April 16, 2001, the directors and executive officers of the Company as a group (29 persons, including David E. Rainbolt and certain executive officers of the Company's wholly-owned subsidiary, BancFirst ("BancFirst" or the "Bank")), beneficially owned 4,277,847 shares of the Company's Common Stock (approximately 51.40%), excluding 65,625 shares represented by presently exercisable options. It is the intent of the directors and executive officers to vote these shares for the nominees to the Board of Directors, as set forth elsewhere in this Proxy Statement.

     The following table sets forth the number of shares of Common Stock owned by (i) each director of the Company, (ii) each nominee for director, (iii) the executive officers listed in the Summary Compensation Table (each of whom is also a director) and (iv) all directors and executive officers of the Company as a group, together with the percentage of outstanding Common Stock owned by each.

                                                                                              Percent
                                                                    Amount of                    of
                                                              Beneficial Ownership             Class
                                                              --------------------             -----
     Marion C. Bauman......................................           1,250(1)                  0.02%
     Dennis L. Brand.......................................           5,160(2)                  0.06%
     C. L. Craig, Jr.......................................         237,257(3)                  2.85%
     William H. Crawford...................................         266,681(4)                  3.20%
     Jim Daniel............................................             532(5)                    *
     K. Gordon Greer.......................................          22,153(6)                  0.27%
     Robert A. Gregory.....................................          20,014(7)                  0.24%
     John C. Hugon.........................................          47,567(8)                  0.57%
     J. R. Hutchens, Jr....................................          61,250(9)                  0.74%
     William O. Johnstone..................................           3,250(10)                 0.04%
     J. Ralph McCalmont....................................         121,529(11)                 1.46%
     T. H. McCasland, Jr...................................         153,790                     1.85%
     Melvin Moran..........................................          91,474(12)                 1.10%
     Paul B. Odom, Jr......................................           1,250(13)                 0.02%
     David E. Ragland......................................           4,194(14)                 0.05%
     David E. Rainbolt.....................................       3,160,244(15)                37.97%
     H. E. Rainbolt........................................          27,672(16)                 0.33%
     Joe T. Shockley, Jr...................................          11,597(17)                 0.14%
     All directors and executive officers as a group
     (29 persons)..........................................       4,343,472                    51.78%

 ------------------
      *   Less than .01%.
     (1)  Shares are subject to exercisable options.
     (2) Includes 2,160 shares held by the ESOP and 2,500 shares subject to exercisable options.

     (3) Includes 234,324 shares deemed to be beneficially owned by Mr. Craig as a co-trustee of The Cleo L. Craig Trust (38,465 Shares) and The Cleo L. Craig Grandchildren's Trust (195,859 Shares), and 1,250 shares are subject to exercisable options.
     (4) Shares are deemed to be beneficially owned by Mr. Crawford as managing partner of Crawford Family Investments Limited Partnership.
     (5)  Includes 232 shares held by the ESOP.
     (6) Includes 733 shares held by the ESOP and 20,000 shares subject to exercisable options.
     (7) Includes 4,873 shares held by the ESOP and 15,000 shares subject to exercisable options.
     (8)  Includes 1,250 shares subject to exercisable options.
     (9)  Shares are held jointly with Mr. Hutchens' wife.
     (10) Includes 1,250 shares subject to exercisable options.
     (11) Includes 18,261 shares held by the ESOP and 1,250 shares subject to exercisable options.
     (12) Includes 45,000 shares held directly by Mr. Moran's wife and 1,250 shares subject to exercisable options.
     (13) Shares are subject to exercisable options.
     (14) Includes 593 shares held as custodian for Alyssa Nicol Ragland and 593 shares held as custodian for Jeremy David Ragland, under the Oklahoma Uniform Gifts to Minors Act.
     (15) Includes 3,117,820 shares held by R. Banking Limited Partnership, a family partnership of which Mr. Rainbolt is the general partner, and 11,127 shares held by the ESOP.
     (16) Shares are held by the ESOP.
     (17) Includes 897 shares held by the ESOP and 7,500 shares subject to exercisable options.

                             ELECTION OF DIRECTORS
                               (PROPOSAL NO. 1)

     Pursuant to provisions of the Company's Certificate of Incorporation and Bylaws, the number of directors shall not be less than three nor more than 25; currently, the Board of Directors consists of 18 directors. The Company's Certificate of Incorporation and Bylaws provide for three classes of directors serving staggered three-year terms, with each class to be as nearly equal in number as possible. The Board of Directors has nominated Dennis L. Brand and David E. Ragland for election as Class I directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2002, or until their successors are elected and qualified. The Board of Directors has also nominated Marion C. Bauman, William H. Crawford, K. Gordon Greer, William O. Johnstone, Melvin Moran, and David E. Rainbolt, for election as Class III directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2004, or until their successors are elected and qualified. All of the nominees, with the exception of Mr. Brand, Mr. Ragland and Mr. Crawford, are incumbents whose current terms commenced upon their election by the stockholders of the Company on June 15, 1998. Mr. Crawford was elected to the Board of Directors in October 2000 as a result of the merger of First Southwest Corporation (of which he was then a director) with and into the Company. Mr. Ragland was elected to the Board of Directors in May 2000. Mr. Brand was elected to the Board of Directors in October 2000. Proxies cannot be voted for a greater number of persons than the number of nominees named. Other directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2002 or 2003 annual meeting, as the case may be.

     The Board of Directors recommends a vote "FOR" the nominees for election to the Board of Directors for the terms so specified.

     Subject to a quorum, the affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors. Abstentions and broker non-votes have no effect on determination of plurality except to the extent that they affect the total votes received by any particular candidate.

     It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees. The Board of Directors expects that the nominees will be available for election but, in the event that any nominees are not so available, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees.

     The information below and the section entitled "Security Ownership of Certain Beneficial Owners and Management" provide certain information about each nominee based on data submitted by such persons, including the principal occupation of such person for at least the last five years and any public company directorships held by such person:

                                                                                                       Year First
                                                                                                        Elected
        Name (Age)               Business Experience During Past 5 Years and Other Information          Director
        ---------                -------------------------------------------------------------          --------

Nominees for Class I Directors to Serve for a One-Year Term Expiring in 2002

Dennis L. Brand, 53          Mr. Brand has been Executive Vice President, Community Banking, and a        2000
                             Member of the Executive Committee since 1999.  Prior to that time, he was Regional Executive and President of BancFirst Shawnee beginning in 1992.

David E. Ragland, 58         Mr. Ragland has been President and Chief Executive Officer of Duncan         2000
                             Equipment Company, an industrial supply and equipment company, since
                             1967, and has been a director of that company since 1981.  He was also a director of AmQuest Financial Corp from 1985 to 1998.

Nominees for Class III Directors to Serve for a Three-Year Term Expiring in 2004

Marion C. Bauman, 58         Mr. Bauman has engaged in the practice of law since 1977 and since           1998
                             1998 has been a partner of Craig & Bauman, a law firm located in
                             Norman, Oklahoma which specializes in banking and tax matters.  From time to time Mr. Bauman and/or the law firms with which he has been affiliated have performed legal services for the Company.

William H. Crawford, 63      Mr. Crawford was Chairman and Chief Executive Officer of First               2000
                             Southwest Corporation from 1970 to 2000, when it was merged into with and into the Company.  He has also been a director of First of
                             Grandfield Corporation since 1992.  Mr. Crawford was Vice Chairman of
                             BankSouth Corporation From 1975 to 1998 and Vice Chairman of FCB
                             Financial Corporation from 1984 to 1997.

K. Gordon Greer, 64          Mr. Greer has been a director and Vice Chairman of the Company since         1997
                             May 1997, and a director and Vice Chairman of the Bank since December
                             1996.  He was Chairman and Chief Executive Officer of Bank IV, N.A.
                             of Wichita, Kansas from 1989 to 1996.  He was also Chairman of First
                             National Bank of Tulsa, Oklahoma from 1984 to 1989, and President of
                             Liberty National Bank & Trust Company of Oklahoma City from 1976 to
                             1984.  Mr. Greer currently is Chairman of the Executive Committee of the Board of Directors.

William O. Johnstone, 53     Mr. Johnstone is the Chief Executive Officer of Council Oak Partners, LLC,  1996
                             the Company's Merchant banking subsidiary. He has been a director and Vice
                             Chairman of the Company since May 1996 and has been a director and Vice
                             Chairman of the Bank since March 1996.  From 1985 until March 1996,
                             Mr. Johnstone served as President and Chairman of the Board of Directors of City Bankshares, Inc. and its subsidiary, City Bank, Oklahoma City,
                             Oklahoma.  From 1996 to 2001, he has served as Chairman and Chief
                             Executive Officer of C-Teq, Inc., a privately-held corporation which provided data processing services to financial institutions.


                                                                                                       Year First
                                                                                                        Elected
        Name (Age)               Business Experience During Past 5 Years and Other Information          Director
        ---------                -------------------------------------------------------------          --------

Melvin Moran, 70             Mr. Moran has been a director of the Company since August 1984.  He          1984
                             has been involved in the oil and gas industry for over 40 years and, since 1982, has been managing partner of Moran-K Oil.  Since 1980 he has also been a managing partner of Moran Oil Enterprises.  Both
                             Moran-K Oil and Moran Oil Enterprises are privately-held oil and gas production companies.

David E. Rainbolt, 45        Mr. Rainbolt has been a director of the Company since July 1984.  He         1984
                             has been President and Chief Executive Officer of the Company since
                             January 1992 and was Executive Vice President and Chief Financial
                             Officer of the Company from July 1984 to December 1991.  Since
                             January 1997, Mr. Rainbolt has served as a director of ZymeTx Corp., a publicly-held biotechnology company.

Continuing Class II Directors-Terms Expiring in 2003

Jim Daniel, 61               Mr. Daniel has been in the banking industry since 1964, having served        1998
                             in various executive offices at Friendly Bank, Oklahoma City,
                             Oklahoma from 1964 to 1972, and as its President and Chief Executive
                             Officer from 1972 to 1994.  From 1994 to 1997, he was President,
                             Chief Executive Officer and Chairman of the Board of Directors of
                             Bank One Oklahoma Corporation.  Mr. Daniel has been Vice Chairman of the Bank's Board of Directors since November 1997.  Mr. Daniel is
                             Chairman of Integris Health, Inc., a not-for-profit corporation which owns and operates 15 hospitals and numerous other healthcare facilities in Oklahoma.

Robert A. Gregory, 65        Mr. Gregory has been a director and Vice Chairman of the Company, and        1995
                             Chief Credit Officer of the Bank, since July 1995.  He was a Regional
                             Executive of the Bank and also President of BancFirst Oklahoma City from 1989 to June 1995.  He was Executive Vice President of Liberty
                             National Bank & Trust Company of Oklahoma City from 1979 to March
                             1989.

J. R. Hutchens, Jr., 73      Mr. Hutchens has been a director of the Company since August 1984.           1984
                             From 1948 to 1995, he was President of Hutchens Oil Company, a
                             privately-owned oil and gas company.  Since 1995, Mr. Hutchens has owned and operated Watts Oil Co., a wholesale oil distributor.

T. H. McCasland, Jr., 67     Since 1982, Mr. McCasland has served in various executive offices of         1998
                             Mack Energy Co., a privately-held oil and gas exploration company; he currently serves such company as Chief Executive Officer.  Until
                             October 1998, Mr. McCasland was a director of AmQuest Financial
                             Corp., at which time AmQuest was merged with and into the Company.
                             Mr. McCasland presently serves as President and Chairman of the Board of Investors Trust Company.


                                                                                                       Year First
                                                                                                        Elected
        Name (Age)               Business Experience During Past 5 Years and Other Information          Director
        ---------                -------------------------------------------------------------          --------

Paul B. Odom, Jr., 72        Since 1950, Mr. Odom has been involved in commercial and residential         1998
                             land development and property management through P. B. Odom
                             Enterprises, Inc.  He has served on the Board of Directors of
                             Stockyards Bank, Friendly Bank and Central Bank, all located in
                             Oklahoma City, Oklahoma, as well as Bank One of Oklahoma City and its holding company, Bank One Oklahoma Corporation.

H. E. Rainbolt, 72           Mr. Rainbolt has been Chairman of the Board of Directors of the              1984
                             Company since July 1984 and was its President and Chief Executive
                             Officer from July 1984 to December 1991.  Since January 1996, Mr.
                             Rainbolt has served as a director of Sonic Corp., a publicly-held franchiser of fast-food restaurants.  H. E. Rainbolt is the father of
                             David E. Rainbolt.  Since 1997, Mr. Rainbolt has been a partner of
                             Intersouth Partners IV, a privately-owned venture capital fund.

Continuing Class I Directors-Terms Expiring in 2002

C. L. Craig, Jr., 56         Mr. Craig served as Chairman of the Board of Directors of Lawton             1998
                             Security Bancshares, Inc. from 1983 until May 1998, when Lawton
                             Security Bancshares, Inc. was merged with and into the Company, and has been a director of the Company since June 1998.

John C. Hugon, 46            Mr. Hugon has been in the banking industry since 1979.  From 1986 to         1998
                             1998, he was a director of AmQuest Financial Corp., a multi-bank holding company headquartered in Duncan, Oklahoma; he served as
                             President of AmQuest from 1986 to 1991.  Since 1991, Mr. Hugon has also served as President and a director of Parkview Management Co.,
                             L.L.C., a privately-owned real estate management and investment company and, since 1985, he has served as a director of Investors
                             Trust Company, an Oklahoma-chartered trust company.

J. Ralph McCalmont, 65       Mr. McCalmont has been a director of the Company since 1984 and was          1984
                             Vice Chairman from 1984 to 2000.  He was Chairman of The First
                             National Bank, Guthrie, Oklahoma from February 1974 to April 1989.

Joe T. Shockley, Jr., 49     Mr. Shockley has been a director of the Company since May 1996 and           1996
                             has been a director of the Bank and Executive Vice President and
                             Chief Financial Officer of the Company since March 1996.  From 1991 until 1996, Mr. Shockley served as Chief Financial Officer and
                             President, Tulsa Region, of Boatmen's First National Bank of Oklahoma.

Executive Officers

     The executive officers of the Company (including certain executive officers of the Bank), other than those listed above as nominees for directors, are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

                             Officer
      Name             Age    Since                   Position
      ----             ---    -----                   --------

E. Wayne Cardwell       60     1984    Regional Executive, BancFirst

Scott Copeland          36     1992    Senior Vice President and Chief
                                       Information Officer, BancFirst, and
                                       Member of the Administrative Committee

Roy C. Ferguson         54     1992    Regional Executive, BancFirst, and Member
                                       of the Senior Credit Committee

Randy P. Foraker        45     1987    Senior Vice President and Controller,
                                       Treasurer and Assistant Secretary

D. B. Green             55     1995    Regional Executive, BancFirst

D. Jay Hannah           45     1994    Executive Vice President of Financial
                                       Services, BancFirst, and Member of the
                                       Administrative Committee

Karen James             45     1984    Regional Executive, BancFirst

Dennis Murphy           47     1989    Senior Vice President, Internal Audit,
                                       and Member of the Administrative
                                       Committee

Robert M. Neville       45     1986    Senior Vice President, Investments

Dale E. Petersen        50     1984    Executive Vice President of Asset
                                       Quality, BancFirst, and Member of the
                                       Administrative Committee

J. Michael Rogers       57     1986    Senior Vice President, Human Resources


Board of Directors and Committees

     The Board of Directors met 10 times during 2000. No director attended fewer than 75% of all meetings of the Board of Directors and committees on which they served.

     The Board of Directors has standing an Audit Committee, an Executive Committee and a Compensation Committee. The Bank's Board of Directors has standing an Administrative Committee, which also reports to the Board of Directors of the Company.

     The Audit Committee of the Company also serves as the Audit Committee of the Bank. The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent auditor is engaged to conduct the annual examination and the Audit Committee meets with the independent auditor to discuss the scope and results of the examination. Additionally, the Internal Auditor of the Bank reports to the Audit Committee. During 2000, the Audit Committee was composed of Marion C. Bauman (Chairman), C. L. Craig, Jr., John C. Hugon and Paul B. Odom, Jr., and met four times.

     The Executive Committee has the authority to exercise all the powers of the Board of Directors during the intervals between full Board meetings, except the power to amend the Bylaws. Members of the Executive Committee in 2000 were Dennis L. Brand, Jim Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David E. Rainbolt and H. E. Rainbolt. The Executive Committee met 17 times during 2000.

     The Administrative Committee, which is a management committee of the Bank comprised of certain of its executive officers (four of whom are also directors of the Company), advises and assists the Board of Directors in all matters concerning the management of the Company's business. During 2000, the members of the Administrative

Committee were Dennis L. Brand, Scott Copeland, Jim Daniel, D. Jay Hannah, Dennis Murphy, Dale E. Peterson, David E. Rainbolt (Chairman) and Joe T. Shockley, Jr. The Administrative Committee met 12 times during 2000.

     The Compensation Committee of the Company was established to review the propriety of executive officer compensation with respect to executive officers that are also members of the Executive Committee. During 2000, the Compensation Committee was composed of J. R. Hutchens, Jr., William O. Johnstone, Melvin Moran and H. E. Rainbolt (Chairman). The Compensation Committee met once during 2000 to review the compensation of the members of the Executive Committee, although it operated on an informal basis throughout the year through discussions and actions at regular Board meetings and through conversations with management and the other directors.

     The Board of Directors as a whole administers the BancFirst Corporation Stock Option Plan (the "Stock Option Plan").

     A report from the Compensation Committee and the Board of Directors is presented under "Compensation of Directors and Executive Officers-Report of the Compensation Committee and the Chief Executive Officer and the Chairman on Executive Compensation."

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and certain officers of the Company to file reports with the Commission reflecting transactions by such persons in the Company's Common Stock. During and with respect to 2000, to the knowledge of the Company or based on information provided by such persons to the Company, all officers, directors and beneficial owners of more than 10% of the Common Stock of the Company subject to such filing requirements fully complied with such requirements, except as set forth below.

     A Form 3 "Initial Statement of Beneficial Ownership" for William H. Crawford, a member of the Board of Directors, was filed late.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

     The following table sets forth certain information with respect to annual and other compensation paid or awarded to the Company's Chief Executive Officer and its four most highly compensated executive officers (including certain executive officers of the Bank) other than the Chief Executive Officer (each, a "Named Executive Officer" and collectively, the "Named Executive Officers"), for or with respect to the fiscal years ended December 31, 2000, 1999 and 1998.

                                                                        Annual                   Long-Term
                                                                     Compensation               Compensation
                                                                -----------------------         ------------
                                                                                                Securities
                                                    Fiscal                                      Underlying       All Other(1)
       Name and Principal Position                   Year        Salary          Bonus           Options         Compensation
       ---------------------------                   ----       --------        -------          -------         ------------

David E. Rainbolt                                    2000       $190,000        $38,000              --             $12,750
     President and Chief Executive Officer           1999        180,000         36,000              --              12,000
                                                     1998        175,000         35,000              --              12,266

Dennis L. Brand                                      2000        175,000         32,000              --              12,750
     Executive Vice President,                       1999        150,000         30,000           10,000             12,000
       Community Banking                             1998        122,000         24,400              --              11,273

Jim Daniel                                           2000        220,000         44,000              --               7,650
     Vice Chairman                                   1999        205,000         30,750              --               7,200
                                                     1998        200,000         30,000              --                 --

Robert A. Gregory                                    2000        191,000         38,200              --              12,750
     Vice Chairman                                   1999        185,000         37,000              --              12,000
                                                     1998        150,000         30,000              --              12,266

Joe T. Shockley, Jr.                                 2000        134,000         26,800              --              12,750
     Executive Vice President and                    1999        128,750         25,750              --              11,959
       Chief Financial Officer                       1998        125,000         25,000           15,000             12,266
_____________________


(1) Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer.

Option Grants

     No stock options were granted during the year ended December 31, 2000 to the Named Executive Officers.

Fiscal Year End Option Values

     The following table sets forth certain information regarding outstanding options granted under the Stock Option Plan and held by the Named Executive Officers on December 31, 2000. For the purposes of this table, the "value" of an option is the difference between the market value at December 31, 2000 of the shares of Common Stock subject to the option and the aggregate exercise price of such option.

     During 2000, no outstanding options were repriced by the Company.

                                                                               Number of                Value of Unexercised
                                                                         Unexercised Options at         In-the-Money Options at
                                                                           December 31, 2000             December 31, 2000 (2)
                                            Option      Value         ---------------------------     ---------------------------
                 Name                     Exercises   Received (1)    Exercisable   Unexercisable     Exercisable   Unexercisable
                 ----                     ---------   --------        -----------   -------------     -----------   -------------
David E. Rainbolt.....................           --    $    --              --              --        $       --    $         --

Dennis L. Brand.......................           --         --           8,750          17,500           237,895         198,915

Jim Daniel............................           --         --              --          30,000                           204,390

Robert A. Gregory.....................           --         --          15,000              --           362,820              --

Joe T. Shockley, Jr...................           --         --           3,750          26,250            71,018         305,872
--------------------------------------


(1) Value received is the difference between the fair market value at the repurchase date and the aggregate exercise price of the repurchased option.
(2) Based on the December 29, 2000 closing price of the Company's Common Stock of $39.688.


Compensation of Directors

     Each member of the Board of Directors receives a fee of $500 per quarter.

Compensation Committee Interlocks and Insider Participation

     During 2000, the Compensation Committee shared responsibility with the Board of Directors for the development and implementation of the Company's executive compensation policies. The Board of Directors delegated to the Chief Executive Officer and the Chairman of the Board the responsibility for determining the compensation of all executive officers other than the members of the Executive Committee, the compensation for whom is determined by the Compensation Committee. During 2000, the Executive Committee was composed of Dennis L. Brand, Jim Daniel, K. Gordon Greer (Chairman), Robert A. Gregory, David E. Rainbolt and H. E. Rainbolt, all of whom are directors and executive officers of the Company. During such period, the Compensation Committee was composed of J. R. Hutchens, Jr. and Melvin Moran, neither of whom are officers or employees of the Company or its subsidiaries; H. E. Rainbolt, Chairman of the Board of Directors of the Company; and William O. Johnstone, Vice Chairman.

     The Company purchases supplies and services from certain companies owned by Pickard Limited Partnership, a family partnership of which David E. Rainbolt is the general partner, and H. E. Rainbolt is a limited partner. During 2000, the Company's purchases of supplies, furniture and equipment from such entities totaled approximately $130,000. The Company also sold credit life and credit accident and health insurance policies for one of these companies. The Company retained a 40% commission for such sales, which is the maximum amount permitted by law, and remitted net premiums totaling approximately $852,000 for 2000.

Report of the Compensation Committee and the Chief Executive Officer and the Chairman on Executive Compensation

     The report of the Compensation Committee and the Chief Executive Officer and the Chairman of the Board of Directors appearing below and the information herein under "Company Performance" shall not be deemed "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Act or the Exchange Act.

To our Stockholders:

     The Compensation Committee has primary responsibility for determining the compensation of those executive officers who are members of the Executive Committee, which includes the Chief Executive Officer and the Chairman of the Board. The Chief Executive Officer and the Chairman do not participate in discussions about their compensation or in the determination by the Compensation Committee of such compensation. During 2000 the Compensation Committee of the Board of Directors was comprised of J. R. Hutchens, Jr., Melvin Moran, William
O. Johnstone and H. E. Rainbolt (Chairman). Messrs. Hutchens and Moran are nonemployee directors of the Company. The compensation of all other executive officers is determined by the Chief Executive Officer and the Chairman of the Board, pursuant to authority delegated to them by the Board of Directors, and in consultation with the budget committee for the relevant operational area, together with appropriate supervisory personnel.

                    General Executive Compensation Policies
                    ---------------------------------------

     The executive compensation policy of the Company is to provide a compensation program that will attract, motivate and retain the high-caliber executives necessary to achieve the Company's business strategies, while at the same time ensuring that an appropriate relationship exists between executive compensation and the creation of stockholder values. Each of the Compensation Committee and the Chief Executive Officer and the Chairman applies this philosophy in determining the compensation of the respective executive officers over whom such committee or officers have responsibility with respect to salary, bonuses and stock options.

     Each compensation element supports the Company's mission, values and culture. The compensation principles that link the individual elements into an integrated compensation strategy are as follows: (i) competitive compensation within industry and peer companies; (ii) individual compensation correlated with personal performance and stockholder value creation; and (iii) a compensation structure that directly aligns the executives with the interests and concerns of stockholders. Additionally, each executive officer's level of responsibility is considered in setting executive compensation, meaning that the Company generally pays greater compensation to persons having higher levels of responsibility.

     The Company's executive officers are paid base salaries that the Compensation Committee and the Chief Executive Officer and the Chairman have determined to be fair for their assigned responsibilities in comparison with similar positions in other public companies in the banking industry. The Compensation Committee and the Chief Executive Officer and the Chairman periodically use surveys to assist them in establishing the base salaries of the executives over which such committee or officers have responsibility for setting compensation. The Compensation Committee and the Chief Executive Officer and the Chairman make these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Compensation Committee and the Chief Executive Officer and the Chairman of the Board believe that the compensation paid to the Company's executive officers is in the median range of compensation of executive officers of companies to which these comparisons are made. In addition to making such comparisons and considering levels of responsibility, the Compensation Committee and the Chief Executive Officer and the Chairman consider individual performance and the Company's performance in terms of stock price, earnings and cash flow. However, the determination of base salaries is not strictly tied to performance criteria, and, in determining base salary levels, the Compensation Committee and the Chief Executive Officer and the Chairman believe that they afford approximately equal weight to each of the factors described herein.

     The Company's executive officers, including the Chief Executive Officer, participate in an Incentive Bonus Program. Bonus amounts earned are based on the attainment of budgeted earnings and asset quality goals, and can be in amounts of up to 20% of the executive officer's base salary, depending upon an objective review of the degree of attainment of such goals, as well as both an objective and subjective review of the respective executive officer's contribution thereto. Individual goals in each case are established by the Compensation Committee or the Chief Executive Officer and the Chairman, as appropriate.

     The Company's executive officers also are eligible to participate in the BancFirst Corporation Stock Option Plan. Stock options provide executives the opportunity to acquire an equity interest in the Company and to share in the appreciation of the stock's value, thereby aligning their interests with those of the stockholders. The Plan currently is administered by the Board of Directors. In determining option grants, the Board does not take into account the amount and value of options currently held, and the Company does not have a target ownership level of equity holdings by its executives. During 2000, stock options for 62,750 shares were granted to employees of the Company, at varying exercise prices equal to the fair market value of the Common Stock on the date of grant. No stock options were granted to any of the Named Executive Officers in 2000.

                  Compensation of the Chief Executive Officer
                  -------------------------------------------

     In general, the Chief Executive Officer's compensation is determined by the Compensation Committee in the same manner as that of the other senior executives who are members of the Executive Committee, as described above. The Compensation Committee believes that the compensation paid to David E. Rainbolt, the Company's President and Chief Executive Officer, is in the median range of compensation of the chief executive officers of companies to which the comparisons are made. For 2000, the base salary of the Chief Executive Officer was set at $190,000, an increase of $10,000 over his 1999 base salary. Mr. Rainbolt also received a bonus of $38,000 in 2000. In making decisions regarding CEO compensation, the Compensation Committee took into account results of operations of the Company, conditions in the banking industry as a whole and Mr. Rainbolt's contributions to the Company.

     The Internal Revenue Code limits the deductibility of certain compensation expenses in excess of $1 million. This was not applicable to the Company for the fiscal year ended December 31, 2000. However, the Compensation Committee and the Board of Directors intend to monitor executive compensation levels and adopt policies, as necessary, to obtain maximum deductibility of executive compensation while providing motivational and competitive performance-based compensation. The Compensation Committee and the Board of Directors will continue to monitor the tax regulations to determine if any executive compensation program changes are necessary.

     This report is respectfully submitted by the members of the Compensation Committee, as well as by its Chief Executive Officer and the Chairman of the
Board:

     Compensation Committee:              Chairman of the Board of Directors:
          J. R. Hutchens, Jr.                  H. E. Rainbolt
          William O. Johnstone
          Melvin Moran                    Chief Executive Officer:
          H. E. Rainbolt (Chairman)            David E. Rainbolt

Company Performance

     Presented below is a line graph which compares the percentage change in the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Bank Stock Index, both as compiled by the University of Chicago Center for Research in Security Price ("CRSP"). The period presented is from April 1, 1993, the date of the Company's initial public offering of its Common Stock, through December 31, 1999. The graph assumes an investment on April 1, 1993 of $100 in the Company's Common Stock and in each index, and that any dividends were reinvested. The values presented for each quarter during the period represent the cumulative market values of the respective investments.

                   [COMPANY PERFORMANCE GRAPH APPEARS HERE]

                                             NASDAQ         NASDAQ
             MONTH            BFC             BANKS         MARKET
             -----            ---             -----         ------
             12/95             100              100             100
              3/96       116.87195        103.93884       104.68264
              6/96       115.60767        105.66742       113.20846
              9/96       131.83014        116.92878       117.25564
             12/96       146.71638         132.0351       123.03617
              3/97       157.59189        141.94366       116.35569
              6/97       180.60439        165.16318       137.67905
              9/97       178.00731        194.78435       160.96176
             12/97       181.48055        221.05928       150.69276
              3/98       214.68021        233.68574       176.35991
              6/98       251.27571        229.08056       181.22747
              9/98       197.33212         193.3631       163.53285
             12/98       194.07109        219.63691       212.50904
              3/99       188.79754        210.74896       238.32696
              6/99       183.55156        226.27548        260.7129
              9/99       170.78202        205.93033       267.20355
             12/99       184.15084        211.13759       394.92149
              3/00       143.91647        190.71281       443.22547
              6/00       171.26072        185.61087       385.34988
              9/00       173.46144        220.90254       354.57239
             12/00       216.17844        241.08062       237.61799


                         TRANSACTIONS WITH MANAGEMENT

     BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

     Marion C. Bauman, a director of the Company, is a partner of Craig & Bauman, a law firm located in Norman, Oklahoma which specializes in banking and tax matters. From time to time Mr. Bauman and/or his firm has performed legal services for the Company.

     David E. Rainbolt is the general partner, and H. E. Rainbolt is a limited partner of Pickard Limited Partnership, a family partnership, certain subsidiaries of which subsidiaries sell equipment and supplies, and provide services to the Company. See "Compensation Committee Interlocks and Insider Participation" for a description of those transactions.

    AMENDMENTS TO EXTEND THE TERM OF, AND INCREASE THE NUMBER OF SHARES OF
                         COMMON STOCK ISSUABLE UNDER,
                  THE BANCFIRST CORPORATION STOCK OPTION PLAN
                               (PROPOSAL NO. 2)

     Subject to stockholder approval, the Board of Directors has amended the BancFirst Corporation Stock Option Plan (the "Plan") to (i) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options ("Plan Options") granted under the Plan from 850,000 to 1,100,000; and (ii) extend the term of the Plan by ten years to December 31, 2011.

     The Board of Directors believes that the approval of the foregoing amendments to the Plan is in the best interests of the Company and its stockholders, as the availability of an adequate number of shares reserved for issuance under the Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As of April 30, 2001, no shares of Common Stock were available for future option grants under the Plan, which, absent amendment, will expire on December 31, 2001.

Summary of the Provisions of the Plan

     The essential features of the Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the Plan. Any shareholder of the Company who wishes to obtain a copy of the actual Plan document may do so upon written request to the Secretary at the Company's principal executive offices.

     The Plan, which is not subject to the provisions of the Employee Retirement Income Security Act of 1974, provides for the grant of non-qualified stock options. The Plan is administered by the Board of Directors of the Company, certain members of which includes principal stockholders and employees of the Company or its affiliates, and may also include participants in the Plan. Pursuant to the Plan, the Board may delegate administration of the Plan to a committee of the Board consisting of three or more members, at least a majority of which must be "Non-Employee Directors" as such term is used in Rule 16b-3.

     The maximum number of shares of Common Stock that which may be issued upon the exercise of options granted pursuant to the Plan is proposed to be increased from 850,000 to 1,100,000 (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or like changes in the capital structure of the Company). All Plan Options must be granted, if at all, no later than December 31, 2001.

     Options may be granted only to employees (including officers) of the Company or its subsidiaries. All Plan Options must have an exercise price equal to the fair market value of the Common Stock on the date of grant. As defined in the Plan, "fair market value" is stated to be equal to the closing price of the Common Stock as reported on the Nasdaq Stock Market, Inc. ("Nasdaq") on the date of grant or, if no closing price is so reported, the closing price of the Common Stock as reported by Nasdaq on the most recent date next preceding the date of grant. As of April 23, 2001, the closing price of the Common Stock, as reported on the Nasdaq National Market System, was $38.82 per share.

     The exercise price is payable on exercise of the Plan Option and is payable in cash, certified check, bank draft or money order, unless otherwise determined by the Board of Directors. Unless otherwise determined by the Board of Directors at the time of granting an option, Plan Options vest 25% per year commencing on the fourth year after grant, until the Plan Option is 100% vested. Except for termination of employment as a result of retirement or death, if an optionee ceases to be an employee of the Company for any reason, other than as a result of embezzlement, theft or other violation of law, the optionee may exercise his or her option (to the extent exercisable at the time of termination) at any time within 30 days after termination. If an optionee ceases to be an employee of the Company due to retirement, the optionee may exercise the option (to the extent exercisable at the time of termination) at any time within three months after such retirement. If an optionee ceases to be an employee of the Company due to death, the optionee's estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee's death.

     During the lifetime of the optionee, an option may be exercised only by the optionee. Unless otherwise provided by the Committee, no option may be assignable except (i) by will, (ii) by the laws of descent and distribution,
(iii) for the purpose of making a charitable gift, or (iv) to a revocable trust of which the optionee is a trustee.

Except as described above, Plan Options may not have a term in excess of 15 years.

     The Board of Directors may terminate or amend the Plan at any time; provided, however, that without the approval of the stockholders of the Company, the Board may not amend the Plan to materially increase the total number of shares of Common Stock covered thereby, materially increase the benefits accruing to participants under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

Summary of Federal Income Tax Consequences of the Plan

     The federal tax consequences of stock options are complex and subject to change. Furthermore, the following summary is intended only as a general guide to the United States federal income tax consequences of options granted under the Plan under current law, and does not attempt to describe all potential tax consequences.

     Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income. No tax deduction is available to the Company with respect to the grant of the option or the sale of stock acquired pursuant to such grant. Provided certain withholding requirements are met, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

Stockholder Approval

     The affirmative vote of a majority of the shares outstanding and eligible to vote at the Annual Meeting is required for the adoption of the proposed amendment.

     The Board of Directors recommends a vote "FOR" the proposed amendments to the BancFirst Corporation Stock Option Plan.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                               (PROPOSAL NO. 3)

     Andersen, formerly Arthur Andersen LLP, has been the company's independent accountants since 1998 and at the recommendation of the Audit Committee of the Board has been selected by the Board of Directors as the Company's independent accountants for the fiscal year ending December 31, 2001. Representatives of Andersen are expected to attend the Annual Meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders.

     The Audit Committee reviews audit and, if applicable, non-audit services performed by Andersen, as well as the fees charged by Andersen for such services. In its review of any non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. No non-audit services were performed by Andersen during 2000. Additional information concerning the Audit Committee and its activities with Andersen can be found in the following sections of this proxy statement: "Board of Directors and Committees," "Report of the Audit Committee," and Exhibit A.

Fees Paid to Andersen

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Andersen for fiscal year 2000.


     Audit Fees                                                        $ 80,000
     Financial Information Systems Design and Implementation Fees            --
     All Other Fees                                                          --
                                                                       --------
          Total                                                        $ 80,000
                                                                       ========

     The Board of Directors recommends a vote "FOR" the ratification of the selection of Andersen as independent accountants for the ensuing year.

                         REPORT OF THE AUDIT COMMITTEE

     The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent accountants are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent accountants, nor can the Audit Committee certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

     Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent accountants may be retained to perform non-audit services. The Audit Committee and the Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent accountants. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management's and independent accountants' presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

     The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent accountants represented that its presentations to the Audit Committee included the matters required to be discussed with the independent accountants by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     The Company's independent accountants also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants that firm's independence.

     Following the Audit Committee's discussions with management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2000.

          Audit Committee:

               Marion C. Bauman (Chairman)           John C. Hugon
               C. L. Craig, Jr.                      Paul B. Odom, Jr.


                                 ANNUAL REPORT

     The Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement. No parts of the Annual Report are incorporated by reference into this Proxy Statement and the Annual Report is not deemed to be a part of the proxy soliciting material.

     The Company's annual report on Form 10-K for the year ended December 31, 2000 (other than the exhibits thereto) is available upon written request without charge. Such requests should be directed to: Randy Foraker, Senior Vice President and Controller, BancFirst Corporation, 101 North Broadway, Oklahoma City, Oklahoma 73102.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders will be considered by the Board of Directors if the written proposal, complying with the requirements established by the Commission, is received at the Company's principal executive offices at 101 North Broadway, Oklahoma City, Oklahoma 73102, no later than February 22, 2002.

                                 OTHER MATTERS

     The management of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

                                                                       Exhibit A

                                   BancFirst

                            AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE PURPOSE:

The Audit Committee is appointed by the Board of Directors of BancFirst Corporation together with its subsidiaries, (the "company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

 . Monitor the integrity of the company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

 . Monitor the independence and performance of the company's independent external auditors and internal audit department.

 . Provide an avenue of communication among independent external auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent external auditors as well as anyone in the organization. The Audit Committee had the ability to retain, at the bank's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

COMMITTEE COMPOSITION AND MEETING:

Audit Committee members shall be comprised of at least three (3) members as determined by the Board, each of whom shall be independent non-executive directors, as defined in NASDAQ Rule 4200, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an audit committee Chair is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Audit Committee membership.

The Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with bank management, chief internal auditor, the independent external auditors, and as a committee discuss any matters that the Committee or each of these groups believes should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and independent external auditors quarterly to review the bank's financial statements and significant findings based upon the auditor's limited review procedures.

The Audit Committee will summarize its examinations and recommendations to the Board of Directors as may be appropriate, consistent with the committee charter.

ROLE AND RESPONSIBILITIES:

The responsibilities of the Audit Committee and its related role are as follows:

Review and reassess the adequacy of the Audit Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

Review the company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and the bank's independent external auditors of significant issues regarding accounting principles, practices, and judgments.

In consultation with bank management, the independent external auditors, and the bank's internal auditors, consider the integrity of the company's financial reporting processes and controls. Discuss significant financial risk exposures and steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent external auditors and the internal auditing department together with bank management's responses.

INDEPENDENT EXTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the independent external auditors are as follows:

The independent external auditors are ultimately accountable to the Audit Committee and the Board of Directors of BancFirst. The Audit Committee shall review the independent and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent external auditors or approve any discharge of auditors when the circumstances warrant.

Approve the fees and other significant compensation to be paid to the independent external auditors.

On an annual basis, the Audit Committee should review and discuss with the independent external auditors all significant relationships they have with the company that could impair the auditor's independence.

Review the independent external auditors audit plan. Discussions should include, but not limited to, the scope, staffing, locations, reliance upon management or the internal auditor and the general audit approach.

Prior to releasing the bank's annual reports, discuss the results of the audit with the independent external auditors. Discuss certain matters that are required to be communicated to audit committees in accordance with AICPA SAS 61.

The independent external auditors will review the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing and distribution. Discuss with the independent external auditors any significant changes to the company's accounting principles and any items required to be communicated by the independent external auditors in accordance with SAS 61. The chairman of the Audit Committee may represent the entire committee for purposes of the review.

Consider the independent external auditor's judgments about the quality and appropriateness of the company's accounting principles as applied in its financial reporting

INTERNAL AUDITORS:

The responsibilities of the Audit Committee as it relates to the internal auditors are as follows:

Review the internal audit budget, plan, and changes in plan, activities, organizational structure, and qualifications of the internal audit staff, as needed.

Review the appointment, performance, and replacement of the chief internal auditor.

Review significant reports prepared by the internal audit department together with any management response and follow-up to these reports.

OTHER RESPONSIBITIES:

On at least an annual basis, review with the bank's general counsel, any legal matters that could have a significant impact on the company's financial statements, compliance with applicable laws or regulations, and inquires received from regulators or governmental agencies.

Annually prepare a report to the company's shareholders as required by the Securities and Exchange Commission. The report should be included in the company's annual proxy statement. Perform any other activities consistent with the Audit Charter, company's by-laws, and governing law, as the Audit Committee or Board of Directors deems necessary or appropriate.

Maintain minutes of meetings and periodically report to the Board of Directors on significant external or internal audit findings.

                                                                      APPENDIX I

                      FIFTH AMENDMENT TO AND RESTATEMENT
                                    OF THE
                    BANCFIRST CORPORATION STOCK OPTION PLAN



1.   PURPOSE. This Fifth Amendment to and Restatement of the BancFirst
     -------
     Corporation Stock Option Plan (the "Plan") incorporates amendments adopted by the Board of Directors on April 26, 2001, and intended to be effective at such date subject to the ratification of such amendments by the stockholders of BancFirst Corporation (together with its "Subsidiaries," as defined below, the "Corporation") at the next annual meeting of stockholders following such adoption by the Board of Directors. The Plan is intended as an incentive and to encourage stock ownership by certain key employees and officers of the Corporation in order to increase their proprietary interest in the Corporation's success.

2.   DEFINITIONS. As used herein, the following terms shall have the
     -----------
     corresponding meanings:

     2.1. "Committee" shall mean the Board of Directors of the Corporation, or a duly constituted committee of the Board consisting of three or more members, at least a majority of which shall be "Non-Employee Directors" as such term is used in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2.2 "Common Stock" shall mean the common stock, par value $1.00 per share, of the Corporation.

     2.3. "Date of Grant" shall mean the date of grant of a Stock Option granted hereunder as set forth in the Stock Option Agreement. In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

     2.4. "Employee" shall mean any common-law employee of the Corporation. The determination of whether or not a person is an Employee of the Corporation with respect to the grant or exercise of an Incentive Stock Option shall be made in accordance with the rule of Income Tax Regulation Section 1.421-7(h) (or successor regulation).

     2.5. "Fair Market Value" shall mean, with respect to the exercise of an option under the Plan, (a) if the Common Stock is listed on a national securities exchange or the NASDAQ National Market System, the closing price of the Common Stock for the business day immediately preceding the day for which the determination is being made, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ for the business day immediately preceding the day for which the determination is being made, or (c) if the Common Stock is not then listed on any exchange or quoted on NASDAQ, an amount determined in good faith by the Committee to be the fair market value of the Common Stock, after consideration of all relevant factors.

     2.6 "Nonqualified Stock Option" shall mean a Stock Option which is not intended to qualify for tax treatment as an "incentive stock option" under Section 422 of the Code.

     2.7. "Option Exercise Price" shall mean the price paid for Shares upon the exercise of a Stock Option granted hereunder.

     2.8. "Optionee" shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

     2.9. "Stock Option" shall mean a stock option giving an Optionee the right to purchase shares of the Corporation's Common Stock. Stock Options granted under the Plan shall be Nonqualified Stock Options.

3.   ADMINISTRATION.
     --------------

     3.1 AUTHORITY; INDEMNIFICATION. Within the limitations described herein, the Committee shall administer the Plan, select the Employees of the Corporation, including officers of the Corporation, to whom Stock Options shall be granted, determine the number of Shares to be subject to each grant, determine the method of payment upon exercise of each Stock Option, determine all other terms of Stock Options granted hereunder and interpret, construe and implement the provisions of the Plan. All questions of interpretation of the Plan or any Stock Option granted under the Plan shall be determined by the Committee, and such decisions shall be binding upon all persons having an interest in the Plan and/or any Stock Option. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, or as otherwise permitted by law.

     3.2 RULE 16B-3 COMPLIANCE. With respect to the participation of eligible participants who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3.

     3.3 SECTION 162(M) COMPLIANCE. In the event the Corporation is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Corporation shall establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Stock Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

4.   ELIGIBILITY. The individuals who shall be eligible to participate in the
     -----------
     Plan shall be such key Employees (including officers) of BancFirst Corporation, or of any corporation ("Subsidiary") in which the Corporation has proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan (but only if the Corporation owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in the corporation), as the Committee shall determine from time to time.

5.   STOCK. The stock subject to Stock Options and other provisions of the Plan
     -----
     shall be shares of the Corporation's authorized but unissued Common Stock or treasury stock, as determined by the Committee. Subject to adjustment in accordance with the provisions of Subparagraph 6.7 hereof, the total number of shares of Common Stock of the Corporation on which Stock Options may be granted under the Plan shall not exceed in the aggregate 1,100,000 shares. In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

6.   TERMS AND CONDITIONS OF STOCK OPTIONS. Stock Options granted pursuant to
     -------------------------------------
     the Plan shall be evidenced by agreements in such form as the Committee shall, from time to time, approve. Agreements shall comply with and be subject to the following terms and conditions:

     6.1 MEDIUM AND TIME OF PAYMENT. The Option Exercise Price shall be payable in United States Dollars upon the exercise of the Stock Option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation, unless otherwise determined by the Committee.

     6.2 NUMBER OF SHARES. The Stock Option shall state the total number of shares to which it pertains.

     6.3 OPTION EXERCISE PRICE. The Option Exercise Price shall be equal to the Fair Market Value of the Common Stock on the Date of Grant.

     6.4 TERM OF STOCK OPTIONS. Any Stock Option granted must be exercised within fifteen (15) years of the date of such grant. Additionally, any Stock Option with an eleven (11) year term previously granted under this Plan, prior to its amendment, may also be exercised within fifteen (15) years of the date of such prior issuance.

     6.5 DATE OF EXERCISE. Unless otherwise determined by the Committee at the time of granting a Stock Option, Stock Options shall be exercisable at the rate set forth below beginning four years from the Date of Grant. After becoming exercisable, the Stock Option may be exercised at any time and from time to time in whole or in part until termination of the Stock Option as set forth in Sections 6.4 or 6.6.


                                                       Cumulative
           Elapsed Years from             Percent      Percent
           Date of Grant                  of Shares    of Shares
           -------------                  ---------    ---------

           less than 4 years                  0%           0%
           4 to 5 years                      25%          25%
           5 to 6 years                      25%          50%
           6 to 7 years                      25%          75%
           more than 7 years                 25%         100%


     6.6 TERMINATION OF EMPLOYMENT. In the event that an Optionee's employment by the Corporation shall terminate, his Stock Option whether or not then exercisable shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the Optionee shall have the right to exercise his option (to the extent exercisable at the time of termination) at any time within 30 days after such termination; provided, further, that if any termination of employment is related to the Optionee's retirement with the consent of the Corporation, the Optionee shall have the right to exercise his Stock Option (to the extent exercisable up to the date of retirement) at any time within three months after such retirement; and provided, further, that if the Optionee shall die while in the employment of the Corporation or within the period of time after termination of employment or retirement during which he was entitled to exercise his option as hereinabove provided, his estate, personal representative, or beneficiary shall have the right to exercise his Stock

           Option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of his death.

     6.7 RECAPITALIZATION. The aggregate number of shares of Common Stock on which Stock Options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding Stock Option, and the price per share thereof in each such Stock Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In the event of a change in the Corporation's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     6.8 REORGANIZATION OF CORPORATION. Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, any Stock Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation or which results in a change in control of the Corporation, or a tender or exchange offer which results in a change in control of the Corporation, the Committee shall determine: (i) whether all or any part of the unexercisable portion (as set forth in section 6.5) of any Stock Option outstanding under the Plan shall terminate; (ii) whether the Stock Options shall become immediately exercisable; or
           (iii) whether such Stock Options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to a Stock Option hereunder.

     6.9 ASSIGNABILITY. Except as provided in this Section, no Stock Option shall be assignable or transferable except as follows:

           (a)  by will or by the laws of descent and distribution.

           (b)  for the purpose of making a charitable gift.

           (c) to the Optionee as trustee of a revocable trust which allows the Optionee to amend or revoke the trust at any time. If the Optionee relinquishes his power to amend or revoke the trust or appoints a trustee other than the Optionee, the Optionee shall withdraw the Stock Option from the trust prior to the relinquishment of such power or appointment and revest title to the Stock Option in the Optionee's individual name. If the trust becomes irrevocable due to the death of the Optionee, the successor trustee shall have the same power to exercise the Stock Option under Section 6.6 as the personal representative. If there is a successor trustee under the trust due to the incapacity of the Optionee, the date of incapacity shall be treated as termination of employment under Section 6.6, and the successor trustee shall have the same right to exercise the option as the Optionee has under Section 6.6. The trustee or any successor trustee shall be bound by all the terms and conditions of the Plan and the Stock Option Agreement entered into by the Plan and Optionee under this Plan.

           (d) to the extent set forth in the Stock Option Agreement governing such Stock Option.

     6.10 OPTIONEE'S AGREEMENT. If, at the time of the exercise of any Stock Option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee exercising the Stock Option shall agree that he will purchase the shares that are subject to the Stock Option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

     6.11 RIGHTS AS A STOCKHOLDER. An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of issuance of the shares to him and only after such shares are fully paid.

     6.12 OTHER PROVISIONS. The option agreements authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

7.   MARKETABILITY OF SHARES. The Common Stock is currently traded on the NASDAQ
     -----------------------
     National Market System. As a result, its liquidity varies widely in response to supply and demand. Consequently, the Corporation can give no assurances as to the marketability of shares acquired under the Plan.

8.   TAX IMPLICATIONS. It is anticipated that Stock Options granted under the
     ----------------
     Plan will be treated as Nonqualified Stock Options by the Internal Revenue Service. As such, exercise of the Stock Option would generate a taxable event with the difference between the original Option Exercise Price and the Fair Market Value of the Common Stock at the time of exercise being treated as ordinary income.

9.   TERM OF PLAN. No Stock Option may be granted after December 31, 2011.
     ------------

10.  NO OBLIGATION TO EXERCISE OPTION. The granting of a Stock Option shall
     --------------------------------
     impose no obligation upon the Optionee to exercise such Stock Option.

11.  AMENDMENTS. The Board of Directors may from time to time amend, alter,
     ----------
     suspend, or discontinue the Plan or alter or amend (including decrease of the Option Exercise Price by cancellation and substitution of options or otherwise) any and all option agreements granted thereunder; provided, however, that after the first registration of the Common Stock under
     Section 12 of the Securities Exchange Act of 1934, no such action of the Board of Directors may, without approval of the stockholders of the Corporation, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no amendment may, without the consent of the Optionee, affect any then outstanding Stock Options or unexercised portions thereof. In addition, the approval of the Corporation's stockholders shall be sought for any amendment to the Plan or a Stock Option for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3.

                                   P R O X Y
BANCFIRST CORPORATION                      PROXY/VOTING INSTRUCTION CARD
Oklahoma City, Oklahoma

   This proxy is solicited on behalf of the Board of Directors for the Annual
                            Meeting on May 24, 2001.

The undersigned hereby appoints David E. Rainbolt and Randy P. Foraker as Proxies, each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to represent and vote all shares of Common Stock of the undersigned of BancFirst Corporation ("Company"), an Oklahoma corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the BancFirst Corporation headquarters, Second Floor, 101 N. Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma 73102, on Thursday, May 24, 2001, at 9:00 a.m., and at any and all adjournments thereof as follows:

1.ELECTION OF DIRECTORS
  [_] FOR all nominees listed below           [_] WITHHOLD AUTHORITY to vote for
  (except as marked to the contrary below).   all nominees listed below.
  Class I: Dennis L. Brand, David E. Ragland Class III: Marion C. Bauman, William H. Crawford, K. Gordon Greer, William O. Johnstone, Melvin Moran, David E. Rainbolt
Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

--------------------------------------------------------------------------------

Your vote is important! Please sign and date on the reverse and return promptly in the enclosed postage paid envelope.

Change of Address and/or Comments: _____________________________________________
 (If you have written in the above space, please mark the "Comments" box on the reverse of this card.)

             (Continued and to be signed and dated on reverse side)

                                   P R O X Y

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
2. AMENDMENTS TO BANCFIRST CORPORATION STOCK OPTION PLAN
   [_] FOR Amendments               [_] AGAINST Amendments           [_] ABSTAIN

3. RATIFICATION OF ACCOUNTANTS
   [_] FOR ratification of Andersen [_] AGAINST ratification of      [_] ABSTAIN
   as independent accountants       Anderson as independent
                                    accountants.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
This Proxy also provides voting instructions for shares of Common Stock held in the BancFirst Corporation Employee Stock Ownership and Thrift Plan.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 24, 2001, and the Proxy Statement furnished therewith.

The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

[_] Change of Address and Comments on Reverse Side

                                       __________________________

                                       __________________________
                                       SIGNATURE(S)          DATE
                                       Please date, sign exactly
                                       as name appears herein,
                                       and promptly return in
                                       the enclosed envelope.
                                       When signing as guardian,
                                       executor, administrator,
                                       attorney, trustee,
                                       custodian, or in any
                                       other similar capacity,
                                       please give full title.
                                       If a corporation, sign in
                                       full corporate name by
                                       president or other
                                       authorized officer,
                                       giving title, and affix
                                       corporate seal. If a
                                       partnership, sign in
                                       partnership name by
                                       authorized person. In the
                                       case of joint ownership,
                                       each joint owner must
                                       sign.